SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 30, 2003

GS Mortgage Securities Corp.

(Exact name of registrant as specified in its charter)

Delaware	333-100818	13-6357101

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

85 Broad Street New York, NY 10004 (Address of principal executive offices) (Zip Code)

(212) 902-1000 (Registrant's telephone number, including area code)

Not Applicable (Former name or former address, if changed since last report)

Item 5. Other Events

GS Mortgage Securities Corp. (the “Registrant” or the “Company”) registered issuances of Securities on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 by a Registration Statement on Form S-3 (Registration File No. 333-100818) (the “Registration Statement”). The Securities and Exchange Commission declared this Registration Statement effective at 10:30AM on December 2, 2002. This Current Report on Form 8-K discloses the use of Structural Term Sheets (as defined in the no-action letter issued by the staff of the Securities and Exchange Commission on March 9, 1995 to the Public Securities Association) furnished to the Company by Goldman, Sachs & Co. in respect of the Company’s proposed offering of approximately $939,369,100 of Mortgage Pass-Through Certificates, Series 2003-10 (the “Certificates”).

The Certificates will be offered pursuant to a Prospectus and related Prospectus Supplement (together, the “Prospectus”), which will be filed with the Commission pursuant to Rule 424 under the Securities Act of 1933, as amended (the “Act”). The Certificates will be registered pursuant to the Act under the Registration Statement. This transaction is expected to close on October 30, 2003. The Company hereby incorporates the attached Structural Term Sheets by reference in the Registration Statement.

Any statement or information contained in the attached Structural Term Sheets shall be deemed to be modified or superseded for purposes of the Prospectus and the Registration Statement by statements or information contained in the Prospectus.

Item 7. Financial Statements and Exhibits

A description of the Exhibit filed herewith is attached hereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GS Mortgage Securities Corp.

By:	/s/ Samuel Ramos

Name:	Samuel Ramos
Title:	Secretary

Dated: October 30, 2003

EXHIBIT INDEX

Exhibit No.	Description

99	Structural Term Sheets as prepared by Goldman, Sachs & Co. for an offering of approximately $939,369,100 of Mortgage Pass-Through Certificates, Series 2003-10 pursuant to the Registration Statement